As filed with the Securities and Exchange Commission on October 23, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

LIGHT & WONDER, INC.

(Exact name of Registrant as specified in its charter)

Nevada	81-0422894
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

6601 Bermuda Road Las Vegas, NV, 89119 (Address of Principal Executive Offices)

Amended and Restated SciPlay Corporation Long-Term Incentive Plan
(Full title of the plans)

James Sottile

Executive Vice President, Chief Legal Officer and Corporate Secretary

Light & Wonder, Inc.

6601 Bermuda Road

Las Vegas, NV 89119
(Name and address of agent for service)

(702) 897-7150

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

EXPLANATORY NOTE

Light & Wonder, Inc., a Nevada corporation (“L&W” or the “Registrant”), is filing this Form S-8 Registration Statement (this “Registration Statement”) relating to shares of L&W common stock, par value $0.001 per share (“L&W Common Stock”), issuable pursuant to outstanding restricted stock unit awards granted under the Amended and Restated SciPlay Corporation Long-Term Incentive Plan (the “Plan”), which awards were assumed by L&W in connection with the completion of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of August 8, 2023 (the “Merger Agreement”), by and among L&W, Bern Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of L&W, and SciPlay Corporation, a Nevada corporation (“SciPlay”).

As a result of the Merger, in accordance with the terms of the Merger Agreement, L&W assumed certain SciPlay restricted stock unit awards that were issued under the Plan and outstanding as of immediately prior to the effective time of the Merger (collectively, the “SciPlay Awards”). The SciPlay Awards were converted, in accordance with the terms of the Merger Agreement, into awards relating to L&W Common Stock. This Registration Statement has been filed for the purpose of registering up to 665,000 shares of L&W Common Stock to be issued pursuant to the SciPlay Awards under the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b) promulgated under the Securities Act, or additional information about the Plans, will be available without charge by contacting L&W at 6601 Bermuda Road, Las Vegas, Nevada 89119, telephone: (702) 897-7150.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by the Registrant with the Commission, are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2022; and

(c)	The description of L&W Common Stock contained in Exhibit 4.29 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Notwithstanding the foregoing, any information that has been or will be furnished (and not filed) with the Commission is not incorporated by reference into this Registration Statement or the accompanying prospectus.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Officers and Directors.

Section 78.7502 of the Nevada Revised Statutes (“NRS”) provides that a corporation may, pursuant to the provisions of that statute, indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. NRS 78.751 provides that indemnification pursuant to NRS 78.7502 is not exclusive of other rights to which those seeking indemnification may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. NRS 78.752 permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a director, officer, employee or agent of the corporation against any liability asserted against, or incurred by, such individual in any such capacity or arising out of such individual’s status as such, whether or not the corporation would have the power to indemnify such individual against such liabilities, but no such other financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court. The Registrant’s articles of incorporation and bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the NRS and other applicable law. The Registrant may enter into indemnification agreements with each of its directors and officers to provide these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s articles of incorporation and bylaws and to provide additional procedural protections.

NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation, its stockholders or its creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption established by NRS 78.138(3) has been rebutted and it is proven that (i) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) such breach involved intentional misconduct, fraud or a knowing violation of law. The Registrant’s articles of incorporation do not provide for any greater liability than provided for in the NRS.

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The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the indemnification provision described above or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and incorporated in this Registration Statement by reference).

4.2	Third Amended and Restated Bylaws of Light & Wonder, Inc., effective as of August 3, 2023 (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and incorporated in this Registration Statement by reference).

4.3	Amended and Restated SciPlay Corporation Long-Term Incentive Plan (filed as Exhibit 10.1 to SciPlay’s Current Report on Form 8-K filed on June 11, 2021 and incorporated in this Registration Statement by reference).

5.1	Opinion of Brownstein Hyatt Farber Schreck LLP, counsel to the Registrant.

23.1	Consent of Brownstein Hyatt Farber Schreck LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24	Power of Attorney (included on the signature page of this Registration Statement).

107	Calculation of Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on this 23rd day of October 2023.

Light & Wonder, Inc.

By:	/s/ James Sottile
Name:	James Sottile
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Light & Wonder, Inc., hereby severally constitute and appoint Matthew R. Wilson, Oliver Chow and James Sottile, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Light & Wonder, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew R. Wilson	President and Chief Executive Officer	10/23/2023
Matthew R. Wilson	(Principal Executive Officer)

/s/ Oliver Chow	Interim Chief Financial Officer	10/23/2023
Oliver Chow	(Principal Financial Officer)

/s/ Vanja Kalabic	Senior Vice President and Chief Accounting Officer	10/23/2023
Vanja Kalabic	(Principal Accounting Officer)

/s/ Jamie Odell	Executive Chair of the Board of Directors	10/23/2023
Jamie Odell

/s/ Antonia Korsanos	Executive Vice Chair of the Board of Directors	10/23/2023
Antonia Korsanos

/s/ Hamish R. McLennan	Director	10/23/2023
Hamish R. McLennan

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Signature	Title	Date

/s/ Stephen Morro	Director	10/23/2023
Stephen Morro

/s/ Michael J. Regan	Director	10/23/2023
Michael J. Regan

/s/ Virginia E. Shanks	Director	10/23/2023
Virginia E. Shanks

/s/ Timothy Throsby	Director	10/23/2023
Timothy Throsby

/s/ Maria T. Vullo	Director	10/23/2023
Maria T. Vullo

/s/ Kneeland C. Youngblood	Director	10/23/2023
Kneeland C. Youngblood

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